                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                        FOOTHILLS HOLDING COMPANY, INC.
                        -------------------------------



     I, the undersigned, for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, do hereby certify that:

                                   ARTICLE I
                                   ---------

     The name of this corporation is FOOTHILLS HOLDING COMPANY, INC.

                                  ARTICLE II
                                  ----------

     The principal office and place of business in Nevada of this corporation shall be located at One East First Street, Reno, Nevada 89501, in the County of Washoe.

     Offices for the transaction of any business of this corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

                                  ARTICLE III
                                  -----------

     The nature of the business and objects and purposes proposed to be transacted, promoted ,or carried on by the corporation are to engage in any lawful activity.

                                  ARTICLE IV
                                  ----------

     The total authorized capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of One Dollar ($1.00) per share, all of which shall be entitled to voting power.

                                   ARTICLE V
                                   ---------

     The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:


Articles of Incorporation - Nevada                                   page 1
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     Murry E. Page                      14651 Dallas Parkway
                                        Suite 700
                                        Dallas, Texas 75240

     Richard T. Cassidy                 14651 Dallas Parkway
                                        Suite 700
                                        Dallas, Texas 75240

     Sol S. Reifer                      14651 Dallas Parkway
                                        Suite 700
                                        Dallas, Texas 75240

                                  ARTICLE VI
                                  ----------

     The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                  ARTICLE VII
                                  -----------

     This corporation shall have perpetual existence.

                                 ARTICLE VIII
                                 ------------

     The name and address of the incorporator signing these Articles of Incorporation is as follows:

     Linda L. Blanton                   14651 Dallas Parkway
                                        Suite 700
                                        Dallas, Texas 75240


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 16th day of July, 1990.


                                        /s/ Linda L. Blanton
                                        ______________________________
                                        Linda L. Blanton

Articles of Incorporation - Nevada                                   page 2
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

STATE  OF  TEXAS     }
                     }
COUNTY OF DALLAS     }

     BEFORE ME, the undersigned authority, on this day personally appeared Linda
L. Blanton, L. BLANTON, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 16th day of July, 1990.


                                 /s/ Linda M. McGuire
                                 ______________________________
                                 Notary Public, State of Texas


Articles of Incorporation - Nevada                                   page 3
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